EXHIBIT 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of NTS-Properties V, a Maryland Limited Partnership (the "Partnership") for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), J.D. Nichols, as Chief Executive Officer of the Partnership, and Gregory A. Wells, as Chief Financial Officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/     J.D. Nichols

Name:     J.D. Nichols
Title:       Chief Executive Officer of NTS Capital Corporation, General Partner of NTS-Properties Associates V, General Partner of NTS-Properties V,
               a Maryland Limited Partnership
Date:       November 14, 2002

/s/     Gregory A. Wells

Name:     Gregory A. Wells
Title:       Chief Financial Officer of NTS Capital Corporation, General Partner of NTS-Properties Associates V, General Partner of NTS-Properties V,
               a Maryland Limited Partnership
Date:       November 14, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.